SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

BNS Co.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-5881	050113140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Enterprise Center, Suite 103, Middletown, Rhode Island 02842

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 848-6300

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

See disclosure under Item 8.01.

Item 3.03 Material Modification of Rights of Security Holders.

See disclosure under Item 8.01.

Item 8.01 Other Events.

A. Confirmatory Agreement

On December 6, 2004, BNS Co. (the “Company”) entered into a Confirmatory Agreement (the “Confirmatory Agreement”) with Steel Partners II, L.P. (“Steel”). On December 8, 2004, Steel held approximately 597,057 shares of the Company’s Class A common stock (representing approximately 19.9% of the combined outstanding Class A and Class B common stock of the Company). Presently two of the seven directors of the Company (Jack Howard and James Henderson) are representatives of Steel.

The Confirmatory Agreement contemplates that Steel will acquire additional shares of the Company’s outstanding Class A and/or Class B Common Stock (the Class A and Class B common stock, the “Common Stock”) from Couchman Partners, L.P., resulting, after such proposed purchase and after the possible purchase by Steel of additional shares of Common Stock held by other persons, in Steel’s ownership of Common Stock increasing from just under 20% up to an amount which will in no event exceed 45% of the outstanding Common Stock (the “Proposed Steel Acquisitions”). In connection with the Proposed Steel Acquisitions, the Company has agreed to amend its Rights Agreement, dated as of February 13, 1998, as amended (the “Rights Agreement”), to increase the Common Stock ownership threshold applicable to “Existing Persons” (as defined in the Rights Agreement) from 20% to 45%. (See “B. Amendment No. 4 to Rights Agreement” below.)

The Confirmatory Agreement provides as soon as reasonably practicable following receipt by the Company of a written notice from Steel that the Proposed Steel Acquisition has been consummated, two of the current five independent directors on the Company’s Board of Directors will resign from the Board and the number of directors on the Board will then be fixed at five (currently it is fixed at seven).

Steel has also agreed in the Confirmatory Agreement that, until the elections for directors are held at the 2006 Annual Meeting of Stockholders of the Company (the “2006 Annual Meeting”), Steel and its affiliates will vote all shares of Common Stock beneficially owned by them in favor of directors who are not affiliated with, nor are representative of, Steel (the “Non-Steel Representatives”) so that at least 60% of the Company’s directors are Non-Steel Representatives. The Non-Steel Representatives to be elected at any such stockholder meeting will be recommended by a newly formed “Existing Non-Steel Representatives Directors Committee.” This committee, when formed, will consist of the Non-Steel Representatives on the Board until the elections at the 2006 Annual Meeting.

Steel has also agreed in the Confirmatory Agreement that at the 2006 Annual Meeting, and at each meeting of stockholders held thereafter prior to December 31, 2009 where directors are elected, Steel will vote its and its affiliates’ shares to elect at least two Non-Steel Representatives as directors who will be the same as two of the three Non-Steel Representatives on the Existing Non-Steel Representatives Directors Committee, or successors designated by them as Post 2006 Non-Steel Representatives Nominees (as defined below), or elect at least two Non-Steel Representatives selected by Steel if there are no Post 2006 Non-Steel Representatives Nominees designated by the Existing Non-Steel Representatives Directors Committee available for election as the Post 2006 Non-Steel Representatives Directors. The Post 2006 Non-Steel Representatives Directors will include any two of Messrs. Kermes, Donnelly and Held, or any successors previously designated by them (the “Post 2006 Non-Steel Representatives Nominees”) as long as they remain qualified as a Non-Steel Representative and are willing to serve as directors of the Company and at least two of the Post 2006 non-Steel Representatives Nominees, or successors designated by them from time to time after the elections at the 2006 Annual Meeting, constitute the “Post 2006 Non-Steel Representatives Directors Committee”.

In the event that none or only one of the Post 2006 Non-Steel Representatives Nominees, and successors designated by them, are willing and able to stand for election as Independent Directors, then a committee of the then Non-Steel Representatives of the Board of Directors will nominate a replacement (or replacements, if applicable) candidates to fill the Non-Steel Representatives positions on the Board of Directors. Under the terms of the Confirmatory Agreement, there will be two Non-Steel Representatives on the Board of Directors at all times following the 2006 Annual Meeting through December 31, 2009. However, in the event that there are no Post 2006 Non-Steel Representatives Directors (or a successor designated by them) or any Post 2006 Non-Steel Representatives Nominees for the Non-Steel Representatives Directors Committee at a given time, then the remaining directors will (after good faith consultation with any available Post 2006 Non-Steel Representatives Nominees) select new Non-Steel Representatives Directors.

The Company has agreed to recommend election of two representatives of Steel (Messrs. Howard and Henderson or successors designated by Steel) for election as directors at the 2005 Annual Meeting of Stockholders and the 2006 Annual Meeting of Stockholders. In addition, the Company and Steel have stated that they are in favor of eliminating the classified structure of its current Board and that the Board will promptly consider procedures to eliminate the classified Board structure.

The Confirmatory Agreement further provides that the approval of the Non-Steel Representatives will be required, or in certain circumstances the approval of the stockholders, subject to certain exceptions (all as set out in the Confirmatory Agreement) before the adoption or consummation of certain actions, including the following: (1) entering into any contract, arrangement, understanding or transaction between Steel and the Company; (2) further amending, modifying or repealing of the Rights Agreement after the amendment contemplated by the Confirmatory Agreement (and summarized below on this Report on Form 8-K); and (3) any amendment, modification or repeal of the Confirmatory Agreement.

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Until the election of directors at the 2006 Annual Meeting, the Board of Directors then in office will not, without the prior approval of at least 66.7% of the members of the Board of Directors then in office, (a) form an executive committee, (b) increase the size of the Board of Directors above five directors, (c) approve any executive compensation, including option or stock grants to executives, (d) remove a director without cause, or (e) take any other action that would adversely affect the rights and powers of the Steel representatives as directors or take any action that would adversely affect the rights and powers of the Non-Steel Representatives as directors.

The Confirmatory Agreement (including the Company’s obligations thereunder) will terminate on December 31, 2009.

The above summary of the terms of the Confirmatory Agreement is qualified by the text of the Confirmatory Agreement, a copy of which is filed herewith.

B. Amendment to Rights Plan.

On December 8, 2004, in accordance with the terms of the Confirmatory Agreement, the Company entered into Amendment No. 4 (“Amendment No. 4”) to the Rights Agreement. Amendment No. 4, among other things, amends the definition of “Acquiring Person” to mean, subject to certain exceptions, (a) any person (other than an “Existing Person”) who, together with the affiliates of such person, is the beneficial owner of 4.99% or more of the shares of Common Stock of the Company then outstanding, and (b) any “Existing Person” who, together with all affiliates of such person, is the Beneficial Owner of 44.99% or more of the shares of Common Stock then outstanding. Amendment No. 4 defines an “Existing Person” to mean any person who, or together with the affiliates of such person, was, as of the close of business on October 6, 2003, the owner of 4.99% or more of the outstanding shares of Common Stock of the Company on such date. Amendment No. 4 also clarifies that the thresholds for becoming an Acquiring Person will not be triggered solely on the account of a change in the percentage of beneficial ownership resulting from a reverse stock split.

The above summary of the terms of Amendment No. 4 is qualified by the text of Amendment No. 4, a copy of which is filed herewith.

C. Press Releases Relating to Confirmatory Agreement and to Amendment to Rights Plan

On December 9, 2004, the Company issued a press release announcing that it had entered into the Confirmatory Agreement with Steel and had amended its Right Plan. A copy of this Press Release is also filed herewith.

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The events and transactions described above under this Item are also responsive to Item 1.01 (Entry Into A Material Definitive Agreement) and responsive to Item 3.03 (Material Modification of Rights of Security Holders).

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits

Exhibit Number	Title
99.1	Confirmatory Agreement, dated as of December 8, 2004, between the Company and Steel Partners II, L.P., Filed herewith.

99.2	Amendment No. 4, dated as of December 8, 2004 to the Rights Plan, dated as of February 13, 1998, as amended, between the Company and EquiServe Trust Company, N.A. (formerly BankBoston N.A.), Filed herewith.

99.3	Company’s December 9, 2004 Press Release, Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNS Co.

Date: December 9, 2004	By:	/s/ Michael Warren
	Name:	Michael Warren
	Title:	President and Chief Executive Officer

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